UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 13, 2007

Tower Tech Holdings Inc.

(Exact name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

0-31313	88-0409160
(Commission File Number)	(IRS Employer
Identification No.)

101 South 16th Street, P.O. Box 1957
Manitowoc, Wisconsin 54221-1957
(Address of Principal Executive Offices and Zip Code)

(920) 684-5531
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                                   Unregistered Sales of Equity Securities

On December 13, 2007, upon the recommendation of the Compensation Committee, the Board granted each of Mr. Steve Huntington, Mr. Lars Moller and Mr. Matthew Gadow 5,000 shares of restricted stock, in recognition of the recipients’ work on the Company’s recently announced planned acquisition of Energy Maintenance Service, LLC. The grants were made under the Company’s 2007 Equity Incentive Plan, which was approved by the Company’s Board on August 20, 2007 and remains subject to shareholder approval (the “2007 Plan”). Half of each recipient’s shares will vest on the date the Company closes its acquisition of Energy Maintenance Service, LLC, the agreement for which was signed on December 9, 2007, as disclosed in the Company’s Current Report on Form 8-K filed December 13, 2007. The remaining half of each recipient’s shares will vest one year from the closing date of such acquisition. If, prior to vesting of all or any portion of the award, a recipient ceases to be an employee of the Company for any reason, he shall forfeit all unvested shares of stock under this award.

The grants of restricted stock to Messrs. Huntington, Moller and Gadow were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, since the issuance did not involve a public offering, the recipients took the securities for investment and not resale and the Company took appropriate measures to restrict transfer. Copies of the 2007 Plan and the Company’s form of restricted stock award agreement are filed as Exhibits 10.2 and 10.5, respectively, to the Company’s quarterly report on Form 10QSB for the quarter ended September 30, 2007 and are incorporated herein by reference.

Item 5.02                                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in Item 3.02 above with respect to the restricted stock awards made to Messrs. Huntington, Moller and Gadow is incorporated herein by reference.

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 13, 2007, the Board of Directors unanimously approved a resolution to amend and restate Article V of the Company’s Bylaws. The amendments to Article V, which were effective upon Board approval, allow for the issuance and transfer of uncertificated shares and thereby enable the Company to participate in the direct registration system. A direct registration program allows for book-entry ownership of stock or other securities. Shares are owned, recorded and transferred electronically without issuance of physical stock certificates, which enables investors and broker-dealers to effect transactions without the risks and delays associated with transferring physical certificates.

The above summary is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K.  The full text of the Bylaws is incorporated herein by reference.

Item 5.05                                   Amendments to the Registrant’s Code of Ethics or Waiver of a Provision of the Code of Ethics

On December 13, 2007, the Board of Directors of the Company approved an Amended and Restated Code of Ethics and Business Conduct that applies to the Company’s directors, officers and salaried employees. The Code of Ethics and Business Conduct supersedes the Company’s previously adopted code of ethics. The adoption of the Code of Ethics and Business Conduct did not result in any waiver, explicit or implicit, of any provision of the Company’s previous code of ethics.

The Code of Ethics and Business conduct was amended and restated for a number of reasons, including to expand guidance regarding accuracy of Company records, confidentiality and anonymous treatment of reports, trading of the Company’s securities, interaction with officials and other business contacts, and various other topics to which the Code of Ethics pertains, and to elaborate on training procedures for maintaining awareness of the requirements of the Code of Ethics.

Item 9.01              Financial Statements and Exhibits

(d)		Exhibits:
	3.1	Bylaws of Tower Tech Holdings Inc., as amended and restated through December 13, 2007
	14.1	Tower Tech Holdings Inc. Code of Ethics and Business Conduct, as amended and restated through December 13, 2007

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 19, 2007

TOWER TECH HOLDINGS INC.

/s/ Steven A. Huntington
Steven A. Huntington
Chief Financial Officer

EXHIBIT INDEX

Tower Tech Holdings Inc.

Form 8-K Current Report

Exhibit
Number	Description
3.1	Bylaws of Tower Tech Holdings Inc., as amended and restated through December 13, 2007
14.1	Tower Tech Holdings Inc. Code of Ethics and Business Conduct, as amended and restated through December 13, 2007